                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                          THE SECURITIES ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 22, 1998


                          NEUROMEDICAL SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                           0-26984                     13-3526980
(State or other             (Commission File No.)            (I.R.S. Employer
jurisdiction                                                Identification No.)
of incorporation


   Two Executive Boulevard, Suite 306
          Suffern, New York                                     10901-4164
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code: (914) 368-3600

ITEM 7.    EXHIBITS
-------------------


On August 8, 1997, Neuromedical Systems, Inc. (the "Company") filed a Form 10-Q with the Securities and Exchange Commission (the "Commission") with respect to the quarterly period ended June 30, 1997, which included Exhibits 10.30 and
10.31. At the date of such filing, the Company had requested confidential treatment with respect to certain provisions of such Exhibits, which were filed in redacted form. The Commission declined to grant such treatment. At the request of the Commission, the Company herewith re-files such Exhibits in unredacted form.

Exhibit
Number        Exhibit
------        -------
10.30         Restated Agreement between the Company and
              Mark R. Rutenberg, dated June 29, 1997

10.31 Secured Non-Recourse Promissory Note between the Company and Mark R. Rutenberg, dated July 9, 1997

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 22nd day of June, 1998.

                         NEUROMEDICAL SYSTEMS, INC.


                         By:  /s/ Mark L. Smith
                              ----------------------------------
                              Mark L. Smith
                              Vice President, Finance and
                              Administration and Chief Financial Officer

                              Wuersch & Gering LLP
                          330 Madison Ave.  14th Floor
                               New York, NY 10017
                                 (212) 856-0610


June 22, 1998

VIA EDGAR
---------

Securities and Exchange Commission
Attention: David Lynn, Special Counsel
Mail Stop 4-9
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:   NEUROMEDICAL SYSTEMS, INC.
                Current Report on Form 8-K
                Registration Number 0-26984

Dear Mr. Lynn:

          In response to your letter of June 10, 1998 to Neuromedical Systems, Inc. and pursuant to our discussion of June 19, 1998, please find attached as filed via EDGAR with the Securities and Exchange Commission a current report on Form 8-K dated June 22, 1998, with Exhibits 10.30 and 10.31 attached in unredacted form. In accordance with the General Instruction D of Form 8-K, all items not required to be answered have been omitted and no references to such items have been made in the report.

          Any questions with respect to this filing may be addressed to the undersigned at (212) 856-0610. Thank you very much.

                                          Very truly yours,

                                          /s/ Travis L. Gering

                                          Travis L. Gering, Esq.


cc: Nasdaq National Market System (Via EDGAR)
    Elise Ecanow, Esq., General Counsel, Neuromedical Systems, Inc.

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